Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (“Agreement”) is made as of March 14, 2011, by and among FRANKLIN COVEY CO., a Utah corporation (“Borrower”), and FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation, FRANKLIN COVEY TRAVEL, INC., a Utah corporation, and FRANKLIN COVEY CLIENT SALES, INC., a Utah corporation (individually and collectively, as the context requires, “Guarantor” and, together with Borrower, individually and collectively, as the context requires, “Debtor”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Secured Party”), in conjunction with the Guaranty made by Guarantor in favor of Secured Party and the Loan made to Borrower by Secured Party pursuant to the Loan Agreement.

RECITALS

A. Secured Party has previously extended to Borrower a revolving line of credit loan in the original principal amount of $18,000,000.00 pursuant to a Revolving Line of Credit Agreement dated as of March 14, 2007 (as amended and modified from time to time, the “OriginalLoan Agreement”).

B. Debtor executed a Security Agreement dated March 14, 2007, granting a security interest in favor of Secured Party in all of Debtor’s personal property assets as therein provided (the “Original Security Agreement”).

C. Guarantor has executed the Guaranty in favor of Secured Party, pursuant to which Guarantor has agreed to guaranty repayment of the Loan and all other Obligations.

D. Borrower and Secured Party, as lender, have entered into the Loan Agreement, pursuant to which Secured Party, subject to the terms and conditions contained therein, is to make the Loan to Borrower.

E. Debtor and Secured Party desire to restate and replace the Original Security Agreement with this Agreement to give effect to the amendments and modifications made in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement.  All terms defined in the Utah Uniform Commercial Code, Utah Code Annotated Sections 70A-9a-101 et seq., and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9a of the Utah Uniform Commercial Code differently than in another Article of the Utah Uniform Commercial Code, the term has the meaning specified in Article 9a.  In addition to the foregoing, the following terms as used herein (including, without limitation, in the Recitals to this Agreement) are defined as follows:

1.1 “Event of Default” means the failure of Debtor to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Loan Documents.

1.2 “Guaranty” means that certain Amended and Restated Repayment Guaranty of even date herewith from Guarantor in favor of Secured Party, as the same may be amended or modified from time to time.

1.3 “Loan” means the Loan extended by Secured Party to Borrower pursuant and subject to the Note, the Loan Agreement and the other Loan Documents.

1.4 “Loan Agreement” means that certain Amended and Restated Credit Agreement of even date herewith by and between Borrower and Secured Party, as the same may be amended or modified from time to time.

1.5 “Loan Documents” means, collectively, the Loan Agreement, the Note, the Security Documents, and all other documents that from time to time govern or evidence the Obligations or secure payment or performance thereof, as such documents may be amended or modified from time to time.

1.6 “Note” means (i) that certain Amended and Restated Secured Promissory Note (Revolving Loan) of even date herewith executed by Borrower and payable to Secured Party in the maximum principal amount of $10,000,000.00, as the same may be amended or modified from time to time, and (ii) that certain Secured Promissory Note (Term Loan) of even date herewith executed by Borrower and payable to Secured Party in the original principal amount of $5,000,000.00, as the same may be amended or modified from time to time.

1.7 “Obligations” means all obligations, indebtedness and liabilities of Borrower or Guarantor, whether individual, joint and several, absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing, in favor of Secured Party, including without limitation, all liabilities, all interest, costs and fees arising under or from the Loan Documents or any other note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, credit card, lease, Rate Management Transaction, acceptance, foreign exchange contract or depository service contract, whether payable to Secured Party or to a third party and subsequently acquired by Secured Party, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.  “Rate Management Transaction” means any transaction (including an agreement with respect thereto) evidenced by a Swap Agreement or that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. Each of Borrower, Guarantor and Secured Party specifically contemplate that the Obligations include indebtedness or other obligations hereafter incurred by Borrower or any Guarantor to Secured Party.

1.8 “Personal Property” means all right, title, and interest of Debtor in (i) all personal property now or hereafter owned by Debtor, (ii) all other rights and interests of Debtor now or hereafter held in personal property, including, without limiting the foregoing, all of Debtor’s present and future “Accounts,” “Cash Proceeds,” “Chattel Paper,” “Collateral,” “Deposit Accounts,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” and “Tangible Chattel Paper” (as such terms are defined in the Uniform Commercial Code as in effect from time to time in the State of Utah, or any other jurisdiction, as applicable (the “Uniform Commercial Code”)), (iii) all personal property and rights and interests in personal property of similar type or kind hereafter acquired by Debtor, (iv) all of Debtor’s right, title and interest in and to all deposit accounts maintained with Secured Party or any affiliate of Secured Party, (v) all appurtenances and additions thereto and substitutions or replacements thereof, and (vi) all proceeds thereof (as hereinafter provided).

2. Grant of Security Interest.  Debtor hereby grants to Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to Secured Party all of the “Collateral” as described in the Loan Agreement, together with all of Debtor’s Personal Property and all other personal property assets of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”), including, without limitation, “Accounts,” “Cash Proceeds,” “Chattel Paper,” “Collateral,” “Deposit Accounts,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” and “Tangible Chattel Paper,” as defined in the Uniform Commercial Code, as more particularly described on Exhibit A hereto, and all insurance claims and other proceeds or products thereof, whether now owned or existing or hereafter acquired or arising, wherever located and whether in Debtor’s possession and control or in the possession and control of a third party.  Secured Party acknowledges that the attachment of its security interest in any additional commercial tort claim as original collateral is subject to Debtor’s compliance with Section 4.7.

3. Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9a of the Uniform Commercial Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9a of the Uniform Commercial Code, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.  Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Other Actions.  To further the attachment, perfection and first priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in the Collateral, and without limitation on Debtor’s other obligations in this Agreement, Debtor agrees, in each case at Debtor’s expense, to take the following actions with respect to the following Collateral:

4.1 Promissory Notes and Tangible Chattel Paper.  If Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper having an original principal amount of $100,000 or more (but excluding loans made pursuant to Borrower’s management common stock loan program), Debtor shall forthwith endorse, assign and deliver such promissory notes or tangible chattel paper to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.

4.2 Deposit Accounts.  For each deposit account that Debtor at any time opens or maintains, Debtor shall, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (a) cause the depositary bank to comply at any time with instructions from Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor, or (b) arrange for Secured Party to become the customer of the depositary bank with respect to the deposit account, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw funds from such deposit account.  Secured Party agrees with Debtor that Secured Party shall not give any such instructions or withhold any withdrawal rights from Debtor, unless an Event of Default has occurred and is continuing, or would occur, if effect were given to any withdrawal not otherwise permitted by the Loan Documents.  The provisions of this paragraph shall not apply to (i) any deposit account for which Debtor, the depositary bank and Secured Party have entered into a cash collateral agreement specially negotiated among Debtor, the depositary bank and Secured Party for the specific purpose set forth therein, (ii) a deposit account for which Secured Party is the depositary bank and is in automatic control, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s salaried employees.

4.3 Investment Property.  If Debtor shall at any time hold or acquire any certificated securities in any Guarantor, Debtor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.  If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor shall promptly notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (a) cause the issuer to agree to comply with instructions from Secured Party as to such securities, without further consent of Debtor or such nominee, or (b) arrange for Secured Party to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor shall promptly notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Secured Party to such commodity intermediary, in each case without further consent of Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw or otherwise deal with such investment property.  Secured Party agrees with Debtor that Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which Secured Party is the securities intermediary.

4.4 Collateral in the Possession of a Bailee.  If any Collateral is at any time in the possession of a bailee, Debtor shall promptly notify Secured Party thereof and, at Secured Party’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party, and that such bailee agrees to comply, without further consent of Debtor, with instructions from Secured Party as to such Collateral.  Secured Party agrees with Debtor that Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Debtor with respect to the bailee.

4.5 Electronic Chattel Paper and Transferable Records.  If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control, under Section 9a-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as

the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  Secured Party agrees with Debtor that Secured Party will arrange, pursuant to procedures satisfactory to Secured Party and so long as such procedures will not result in Secured Party’s loss of control, for Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9a-105 of the Uniform Commercial Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Debtor with respect to such electronic chattel paper or transferable record.

4.6 Letter-of-Credit Rights.  If Debtor is at any time a beneficiary under a letter of credit, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, Debtor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Secured Party of the proceeds of the letter of credit, or (ii) arrange for Secured Party to become the transferee beneficiary of the letter of credit.

4.7 Commercial Tort Claims.  If Debtor shall at any time hold or acquire a commercial tort claim, Debtor shall promptly notify Secured Party in a writing signed by Debtor of the particulars thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

4.8 Other Actions as to Any and All Collateral.  Debtor further agrees, at the request and option of Secured Party, to take any and all other actions Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (d) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) using commercially reasonable efforts to obtain waivers from mortgagees in form and substance satisfactory to Secured Party, and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.  Upon the execution of any real property lease to which Debtor is a party as a tenant, Borrower shall use commercially reasonable efforts to cause to be delivered to Secured Party a landlord waiver and consent from the landlord under each such lease, in a form reasonably acceptable to Secured Party.

4.9 Contesting Liens.  Borrower shall promptly discharge, or cause to be discharged, any liens or claims of lien filed or otherwise asserted in writing against the Collateral other than the Permitted Exceptions.  If Borrower fails either to promptly discharge or contest any such liens or claims of lien, then Secured Party may, in its sole and absolute discretion, but shall not be required to, procure the release and discharge of any such lien and any judgment or decree thereon, and in furtherance thereof may, in its sole and absolute discretion, effect any settlement or compromise.  All amounts expended by Secured Party in connection with the provisions of this Section shall be deemed to constitute an Advance under a Loan Agreement.  In settling, compromising or arranging for the discharge of any liens under this Section, Secured Party shall not be required to establish or confirm the validity or amount of the lien.

5. Relation to Other Loan Documents.  The provisions of this Agreement supplement the provisions of any other Loan Documents granted by Debtor to Secured Party which secures the payment or performance of any of the Obligations.  Nothing contained in the other Loan Documents shall derogate from any of the rights or remedies of Secured Party hereunder.

6. Intentionally Omitted.

7. Representations and Warranties Concerning Debtor’s Legal Status.  If requested by Secured Party, Debtor shall complete and deliver to Secured Party a certificate signed by Debtor and entitled “Perfection Certificate” (the “Perfection Certificate”).  Debtor represents and warrants to Secured Party as follows: (a) Debtor’s exact legal name is that indicated in the introductory paragraph hereto and in the Perfection Certificate, if any, and on Exhibit B attached hereto, (b) Debtor is an organization of the type, and is organized in the jurisdiction set forth in the introductory paragraph hereto and in the Perfection Certificate, if any, and on Exhibit B attached hereto, (c) the Perfection Certificate, if any, and Exhibit B attached hereto accurately set forth Debtor’s organizational identification number or accurately state that Debtor has none, (d) the Perfection Certificate, if any, and Exhibit B attached hereto accurately set forth Debtor’s place of business or, if more than one, its chief executive office, as well as Debtor’s mailing address, if different, (e) all other information set forth on the Perfection Certificate, if any, pertaining to Debtor is accurate and complete as of the date on which it was executed by Debtor, and (f) Borrower will promptly notify Secured Party in writing of a change in any information provided in the Perfection Certificate since the date on which it was executed by Debtor.

8. Covenants Concerning Debtor’s Legal Status.  Debtor covenants with Secured Party as follows: (a) without providing at least thirty (30) days’ prior written notice to Secured Party, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Secured Party of such organizational identification number, and (c) Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

9. Representations and Warranties Concerning Collateral, etc.  Debtor further represents and warrants to Secured Party as follows: (a) Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim or any person or any adverse Lien or Encumbrance or security interest, except for Liens or Encumbrances and security interests in favor of Secured Party, Permitted Exceptions and other Liens or Encumbrances permitted by the Loan Agreement, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code, (c) Debtor holds no commercial tort claim except as indicated on the Perfection Certificate, or as Debtor has notified Secured Party in writing, (d) Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances except, in each case where failure to comply would not result in a Material Adverse Change, (e) all other information set forth on the Perfection Certificate, if any, pertaining to the Collateral is accurate and complete in all material respects as of the date of such certificate, and (f) the security interests granted herein are perfected and are of first priority, except to the extent of the Permitted Exceptions.

10. Covenants Concerning Collateral, etc.  Debtor further covenants with Secured Party as follows except to the extent that failure to do so would not cause a Material Adverse Change: (a) the Collateral, to the extent not delivered to Secured Party pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate, if any, and on Exhibit B attached hereto and Debtor will not remove the

Collateral from such locations, other than in the ordinary course of business or as permitted under the Loan Agreement or the Guaranty, without providing at least thirty (30) days’ prior written notice to Secured Party, (b) except for the security interest herein granted and liens permitted by the Loan Documents, including without limitation the Permitted Exceptions, Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party, (c) Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than Secured Party, except for liens permitted by the Loan Documents, including without limitation the Permitted Exceptions, (d) Debtor will keep the Collateral in good order and repair, normal wear and tear excepted, and will not use the same in violation of law, (e) Debtor will permit Secured Party, or its designee, upon reasonable prior notice, to enter upon any portion of the premises where any Collateral may be located for purposes of inspection of the Collateral; provided, however, that inspection by Secured Party (or by Secured Party’s inspector) of the Collateral or any portion thereof is for the sole purpose of protecting the security of Secured Party and is not to be construed as a representation by Secured Party that there has been compliance with applicable law or any other requirement or condition and Debtor may make or cause to be made such other independent inspections as Debtor may desire for its own protection, and nothing contained herein shall be construed as requiring Secured Party to oversee or supervise the Collateral, (f) Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) Debtor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) unless such action would result in a Material Adverse Change (without taking into consideration subsections (iii) and (iv) of the definition of Material Adverse Change), Debtor may sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except that Debtor shall not sell or otherwise dispose of, or offer to sell or otherwise dispose of, all or a substantial part of the Collateral other than to Borrower or a Guarantor.

11. Insurance.

11.1 Maintenance of Insurance.  Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  All such insurance policies shall (a) be in such minimum amounts that Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies, (b) be issued by an insurance company licensed to do business in the state where the property is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (c) name “JPMorgan Chase Bank, N.A., any and all subsidiaries as their interest may appear” as additional insureds on all liability insurance, (d) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Secured Party is strictly excess and secondary and shall not contribute with Borrower’s insurance, (e) be evidenced by a certificate of insurance to be provided to Collateral, (f) include either policy or binder numbers on the Accord form, and (g) otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Secured Party.  In addition, all such insurance shall be payable to Secured Party as loss payee.  Without limiting the foregoing, Debtor will (x) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (y) maintain all such workers’ compensation or similar insurance as may be required by law, and (z) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of Debtor; and business interruption insurance.

11.2 Insurance Proceeds.  The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Event of Default has occurred and is continuing, be disbursed to Debtor for direct application by Debtor solely to the repair or replacement of Debtor’s property so damaged or destroyed, and (b) in all other circumstances, be held by Secured Party as cash collateral for the Obligations.  Secured Party may, at its reasonable option which option shall be exercised within ten (10) Business Days of receipt of such proceeds, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Secured Party may reasonably prescribe, for direct application by Debtor solely to the repair or replacement of Debtor’s property so damaged or destroyed, or Secured Party may ratably distribute to each Secured Party all or any part of such proceeds for application to the Obligations.

11.3 Continuation of Insurance.  All policies of insurance shall provide for at least thirty (30) days’ prior written cancellation notice to Secured Party.  In the event of failure by Debtor to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and charge the amount thereof to Debtor.  Debtor shall furnish Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

12. Collateral Protection Expenses; Preservation of Collateral.

12.1 Expenses Incurred by Secured Party.  In Secured Party’s sole and absolute discretion, if Debtor fails to do so, Secured Party may discharge taxes and other encumbrances (other than Permitted Exceptions) at any time levied or placed on any of the Collateral, unless such taxes and encumbrances are being contested in good faith, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums.  Debtor agrees to reimburse Secured Party on demand for all expenditures so made.  Secured Party shall not have any obligation to Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

12.2 Secured Party’s Obligations and Duties.  Anything herein to the contrary notwithstanding, Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder.  Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times.  Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9a-207 of the Uniform Commercial Code or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

13. Securities and Deposits.  Secured Party may at any time following and during the continuance of an Event of Default, at its sole option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations.  Whether or not any Obligations are due, Secured Party may following and during the continuance of an Event of Default, demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Obligations and during the continuance of an Event of Default, any deposits or other sums at any time credited by or due from Secured Party to Debtor may at any time be applied to or set off against any of the Obligations.  If Secured Party exercises such setoff right, Secured Party exercising such right agrees promptly to notify Debtor after any such setoff and application made by Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

14. Notification to Account Debtors and Other Persons Obligated on Collateral.  If an Event of Default shall have occurred and be continuing, Debtor shall, at the request and option of Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party’s agent therefor, and Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon Debtor, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Debtor as trustee for Secured Party without commingling the same with other funds of Debtor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments.  Secured Party shall ratably distribute to each Secured Party the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Secured Party, for application by each Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

15. Power of Attorney.

15.1 Appointment and Powers of Secured Party.  Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor or in Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral;

(b) to the extent that Debtor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in Debtor’s name such financing statements and amendments thereto and continuation statements which may require Debtor’s signature; and

(c) to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices that Secured Party considers necessary or desirable to protect the Collateral.

15.2 Ratification by Debtor.  To the extent permitted by law, Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

15.3 No Duty on Secured Party.  The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.

16. Rights and Remedies.  If an Event of Default shall have occurred and be continuing, Secured Party, without any other notice to or demand upon Debtor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  During continuance of an Event of Default, Secured Party may in its discretion require Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Debtor’s principal office(s) or at such other locations as Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Debtor at least ten Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Debtor hereby acknowledges that ten Business Days prior written notice of such sale or sales shall be reasonable notice.  In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

17. Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the

Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral.  Debtor acknowledges that the purpose of this Section 17 is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the Uniform Commercial Code or other law of the State of Utah or any other relevant jurisdiction in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 17.  Without limitation upon the foregoing, nothing contained in this Section 17 shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 17.

18. No Waiver by Secured Party, etc.  Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by Secured Party.  No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.

19. Suretyship Waivers by Debtor.  Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable.  Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 12.2.  Debtor further waives any and all other suretyship defenses.

20. Marshalling.  Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

21. Proceeds of Dispositions; Expenses.  Debtor shall pay to Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Party in protecting, preserving or enforcing Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be distributed ratably to each Secured Party, which shall be applied to the payment of the Obligations in such order or preference as each Secured Party may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9a-615(a)(3) of the Uniform Commercial Code, any excess shall be returned to Debtor.  In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

22. Overdue Amounts.  Until paid, all amounts due and payable by Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Documents.

23. CHOICE OF LAW.  THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH OR, IN ANY OTHER COURT IN WHICH A PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.  EACH OF DEBTOR AND SECURED PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH.

24. WAIVER OF JURY TRIAL.  EACH OF DEBTOR AND SECURED PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER THEORY).  EACH OF DEBTOR AND SECURED PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25. WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST SECURED PARTY, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.

26. MISCELLANEOUS WAIVERS.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), DEBTOR IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF SALT LAKE, COUNTY OF SALT LAKE AND STATE OF UTAH, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT

DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS AGREEMENT SHALL PRECLUDE SECURED PARTY FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  DEBTOR FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY UTAH STATE OR UNITED STATES COURT SITTING IN THE CITY OF SALT LAKE AND COUNTY OF SALT LAKE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO DEBTOR AT THE ADDRESS INDICATED IN THE GUARANTY OR THE LOAN AGREEMENT, AS THE CASE MAY BE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF DEBTOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

27. Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon Debtor and its respective successors and assigns, and shall inure to the benefit of Secured Party and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  Debtor acknowledges receipt of a copy of this Agreement. All notices required or permitted hereunder shall be made in the manner required or permitted by the Uniform Commercial Code and otherwise in accordance with the terms and at the addresses set forth in the Loan Agreement and the Guaranty.  Debtor hereby authorizes Secured Party, at its sole discretion and without notice to or consent of Debtor, to disclose to Secured Party on a confidential basis any information, financial or otherwise, which it may possess concerning Debtor.  Secured Party acknowledges that it is aware, and Secured Party will advise its directors, officers, employees, agents and advisors (collectively, “Representatives”) who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information concerning such issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities.  Secured Party further agrees that it will keep, and it will advise its Representatives of its obligations to keep, confidential any material non-public information disclosed to Secured Party by Borrower or any Person acting on Borrower’s behalf.  This Section is a confidentiality agreement for purposes of Regulation FD promulgated under the Securities Exchange Act of 1934.

28. Integration.  This Agreement, together with the Loan Documents, constitute the entire agreement between Debtor and Secured Party as to the subject matter hereof and may not be altered or amended except by written agreement signed by Debtor and Secured Party.  All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded. Notwithstanding the foregoing, Debtor and Secured Party acknowledge and agree that this Security Agreement shall not constitute a novation of the obligations and liabilities of Debtor under the Original Security Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, intending to be legally bound, Debtor and Secured Party have caused this Agreement to be duly executed as of the date first above written.

FRANKLIN COVEY CO. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Executive Vice President and Chief Financial Officer
FRANKLIN DEVELOPMENT CORPORATION a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	President
FRANKLIN COVEY TRAVEL, INC. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	President
FRANKLIN COVEY CLIENT SALES, INC. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	President
“Debtor”
JPMORGAN CHASE BANK, N.A. a national banking association
By:	/s/ Tony C. Nielsen
Name:	Tony C. Nielsen
Title:	Senior Vice President
"Secured Party"

EXHIBIT A

DESCRIPTION OF PERSONAL PROPERTY

All of Debtor’s assets, including, without limitation, “Accounts,” “Cash Proceeds,” “Chattel Paper,” “Collateral,” “Deposit Accounts,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-credit Rights,” “Noncash Proceeds,” and “Tangible Chattel Paper,” as defined in the Uniform Commercial Code.  Such assets include, without limitation:

(a) All personal property, (including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory, construction materials and software embedded in any of the foregoing) in which Debtor now or hereafter acquires an interest or right, together with any interest of Debtor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other agreements, documents, and instruments of whatever kind or character, relating to such personal property;

(b) All fees, income, rents, issues, profits, earnings, receipts, royalties, and revenues which, after the date hereof and while any portion of the Obligations remains unpaid or unperformed, may accrue from such personal property or any part thereof, or which may be received or receivable by Debtor from any hiring, using, letting, leasing, subhiring, subletting, subleasing, occupancy, operation, or use thereof;

(c) All of Debtor’s present and future rights to receive payments of money, services, or property, including, without limitation, rights to receive capital contributions or subscriptions from Debtor’s partners or shareholders, amounts payable on account of the sale of partnership interests in Debtor or the capital stock of Debtor, accounts and other accounts receivable, deposit accounts, chattel paper (whether tangible or electronic), notes, drafts, contract rights, instruments, general intangibles, and principal, interest, and payments due on account of goods sold or leased, services rendered, loans made or credit extended, together with title to or interest in all agreements, documents, and instruments evidencing securing or guarantying the same;

(d) All other intangible property (and related software) and rights relating to the personal property described in Paragraph (a) above or the operation or use thereof, including, without limitation, all governmental and private contracts, agreements, permits, licenses, and approvals relating thereto, all names under or by which such property may at any time be sold, marketed, operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks, copyrights, patents, trademark, patent and copyright applications and registrations, patterns, designs, drawings, plans and specifications, other proprietary information and intellectual property, and royalties relating in any way thereto, and all goodwill and software in any way relating thereto;

(e) Debtor’s rights under all insurance policies covering the Personal Property, or any other part of the Collateral, and any and all proceeds, loss payments, and premium refunds payable regarding the same;

(f) All causes of action, claims, compensation, and recoveries for any damage to, destruction of, or condemnation or taking of the Personal Property, or any other part of the Collateral, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Personal Property, or any other part of the Collateral, or for any loss or diminution in value of the Personal Property, or any other part of the Collateral;

(g) All Debtor’s rights in proceeds of the Loan evidenced by the Note;

(h) All of Debtor’s rights under any agreements affecting the Personal Property, whether now existing or hereafter arising; and

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(i) All proceeds from sale or disposition of any of the aforesaid collateral.

As used in this Exhibit A the terms “Obligations,” “Note,” “Collateral,” and “Personal Property” shall have the meanings set forth in the Security Agreement to which this Exhibit A is attached.

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EXHIBIT B

FINANCING STATEMENT INFORMATION

The Secured Party is:

JPMorgan Chase Bank, N.A.
201 South Main Street, Suite 300
Salt Lake City, Utah 84111

The Debtor is:

Name, Type of Organization and Jurisdiction	Address	Organizational Identification No.	Employer Identification No.
FRANKLIN COVEY CO., a Utah corporation	2200 West Parkway Blvd. Salt Lake City, Utah 84119	852657-0142	87-0401551
FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation	2200 West Parkway Blvd. Salt Lake City, Utah 84119	976652-0142	87-0448924
FRANKLIN COVEY TRAVEL, INC., a Utah corporation	2200 West Parkway Blvd. Salt Lake City, Utah 84119	1303276-0142	87-0555873
FRANKLIN COVEY CLIENT SALES, INC., a Utah corporation	2200 West Parkway Blvd. Salt Lake City, Utah 84119	1318682-0142	87-0561601

The Collateral is the Personal Property described on Exhibit A to the Security Agreement.

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